Exhibit 99.1
Penn Virginia Reports Fourth Quarter and Full-Year 2020 Results
Significantly Exceeded Mid-Point of Oil Guidance and Incurred Capital Expenditures Below the Low-end of Guidance

HOUSTON, March 8, 2021 (GLOBE NEWSWIRE) -- Penn Virginia Corporation ("Penn Virginia" or the "Company") (NASDAQ:PVAC) today announced its financial and operational results for the fourth quarter and full-year 2020 and 2021 outlook.
Significant Highlights
•Generated net cash provided by operating activities of $32 million for the fourth quarter of 2020. For the full-year 2020, the Company generated net cash provided by operating activities of $222 million;
•Recorded approximately $3 million of free cash flow ("FCF")(1) for the fourth quarter of 2020, including the impact of prepaid and early payments of approximately $21 million of capital expenditures, which locked in lower service costs and prepayment discounts. This is the fifth consecutive quarter of positive FCF. For the full-year 2020, the Company generated approximately $53 million of FCF(1);
•Sold 16,719 barrels of oil per day ("BOPD") for the fourth quarter of 2020, at the high end of guidance. Total sales volumes were 21,502 barrels of oil equivalent per day ("BOEPD") (78% crude oil) for the fourth quarter of 2020;
•Reported net loss of $136 million (including a non-cash impairment of oil and gas properties of $120 million), or $8.92 per share, and adjusted net income(2) of $22 million, or $1.43 per diluted share, for the fourth quarter of 2020. Net loss was $311 million (including a non-cash impairment of oil and gas properties of $392 million), or $20.46 per share, and adjusted net income(2) of $88 million, or $5.71 per diluted share, for the full year 2020; and
•Generated adjusted EBITDAX(3) of $57 million for the fourth quarter of 2020. For the full year 2020, the Company generated adjusted EBITDAX(3) of $266 million.
"Our fourth quarter results represent another outstanding achievement for Penn Virginia," said Darrin Henke, Penn Virginia's President and Chief Executive Officer. "Our oil sales volumes significantly exceeded the mid-point of guidance, while capital expenditures were below the low-end range of guidance. Our realized hedge book gains also contributed significantly to our high realized oil price of $48.84 per barrel. These strong operational and financial results allowed the Company to be free cash flow positive for the fifth consecutive quarter."
Mr. Henke continued, "For 2021, we have outlined several strategic areas of emphasis for Penn Virginia. Our primary objective will be to increase cash-on-cash returns. We will strive to accomplish this by focusing on maximizing the value of every barrel of oil and Mcf of gas we produce and scrutinizing every capital project to ensure they meet our robust risk-adjusted return hurdle. In addition, we will continue to execute on opportunities to improve our operational performance through cost control and ongoing improvements. We are linking our compensation to achieving short-term and long-term performance metrics, thus coupling management's compensation to shareholder returns. Finally, we intend to protect our strong balance sheet and continue to generate free cash flow to reduce debt further. We believe these shareholder-aligned initiatives make Penn Virginia a strong investment opportunity and uniquely positioned among its peer group."
Fourth Quarter 2020 and Full-Year Operating Results
Total sales volumes for the fourth quarter of 2020 were 1.98 million barrels of oil equivalent ("MMBOE"), or 21,502 BOEPD (78% crude oil). Penn Virginia sold 8.89 MMBOE, or 24,281 BOEPD (77% crude oil) for the full-year 2020.
The Company spud nine gross (8.3 net) wells and turned to sales two gross (2.0 net) wells during the fourth quarter of 2020. During 2020, the Company spud 21 gross (18.6 net) wells and turned to sales 23 gross (20.6 net) wells. At year-end 2020, Penn Virginia had two wells completing, three wells waiting on completion and two wells being drilled.
Year-End 2020 Proved Reserves
Penn Virginia's total proved reserves as of December 31, 2020 were approximately 126.4 MMBOE compared to 133.1 MMBOE reported at year-end 2019. The composition of the reserves at the end of 2020 was 78% oil, 12% NGLs and 10% natural gas, with 40% of the reserves classified as proved developed. The proved reserves were calculated in accordance with Securities and Exchange Commission ("SEC") guidelines using the pricing of $39.54 per barrel for crude oil and $1.99 per million British Thermal Units (MMBtu) for natural gas. Penn Virginia's estimated proved reserves were prepared by DeGolyer and MacNaughton, the Company's independent third party reserve engineers.
The Company's Standardized Measure of total proved reserves was $650.3 million as of December 31, 2020 and the Standardized Measure of the Company’s Proved Developed (“PD”) reserves was $479.8 million as of December 31, 2020. The value of the Company's total proved reserves, utilizing the SEC price guidelines, discounted at 10% and before tax ("PV-10 value")(4), was $657.5 million as of December 31, 2020. The PV-10 value(4) of the Company's PD reserves utilizing the SEC price guidelines was $485.1 million as of December 31, 2020.

Exhibit 99.1
The table below summarizes the changes in the Company's proved reserves as of December 31, 2020:

			Natural	Total
Proved	Oil	NGL	Gas	Equivalents
Reserves	(MBbls)	(MBbls)	(MMcf)	(Mboe)
Beginning Reserves (December 31, 2019)	98,896	19,154	90,449	133,125
Production	(6,829)	(1,165)	(5,360)	(8,887)
Revisions to Previous Estimates	(23,554)	(5,599)	(26,712)	(33,606)
Extensions and Discoveries	29,966	3,208	15,357	35,734
Ending Reserves (December 31, 2020)	98,479	15,598	73,734	126,366
PV-10 Value(4) of Year-End 2020 Proved Developed Reserves Pro Forma for Juniper (at $55/Bbl and $2.50/MMbtu)
On January 15, 2021, Penn Virginia closed on the acquisition of certain assets from an affiliate of Juniper Capital Advisors, L.P. (“Juniper”). Pro forma for this transaction and using flat pricing of $55 per barrel and $2.50 per MMbtu for natural gas, the PV-10 value(4) of the Company's PD reserves was $834 million.
Fourth Quarter 2020 Financial Results
Operating expenses were $174.4 million (including a non-cash impairment of oil and gas properties of $120.3 million), or $88.17 per BOE, in the fourth quarter of 2020. Total cash direct operating expenses(5), which consist of lease operating expenses ("LOE"), gathering, processing, and transportation ("GPT") expenses, production and ad valorem taxes, and cash general and administrative ("G&A") expenses, were $27.6 million, or $13.94 per BOE, in the fourth quarter of 2020. Total G&A expenses for the fourth quarter of 2020 were $5.05 per BOE, which included $0.7 million of non-cash share-based compensation, $4.5 million of non-recurring acquisition, divestiture and strategic transaction costs and organizational restructuring costs (including severance). For the fourth quarter of 2020, adjusted cash G&A expenses(6), which excludes those items, were $2.41 per BOE. LOE was $4.83 per BOE for the fourth quarter of 2020.
Net loss for the fourth quarter of 2020 was $135.5 million, or $8.92 per diluted share. Adjusted net income(2) was $22.0 million, or $1.43 per diluted share in the fourth quarter of 2020.
Adjusted EBITDAX(3) was $56.7 million in the fourth quarter of 2020.
Full Year 2020 Financial Results
Operating expenses were $642.4 million (including a non-cash impairment of oil and gas properties of $391.8 million), or $72.29 per BOE, in 2020. Total cash direct operating expenses(5) were $106.6 million, or $12.00 per BOE in 2020.
Net loss for the full year of 2020 was $310.6 million, or $20.46 per diluted share. Adjusted net income(2) was $87.5 million, or $5.71 per diluted share in 2020.
Adjusted EBITDAX(3) was $265.6 million for 2020.
Balance Sheet and Liquidity
During the fourth quarter of 2020, the Company incurred $32.6 million of capital expenditures (excluding acquisitions), of which 99% was associated with drilling and completion capital. For the full year 2020, Penn Virginia incurred $130.6 million of capital expenditures, of which 96% was for drilling and completion capital.
As of March 5, 2021, Penn Virginia had cash of $20.1 million and total debt of $377.6 million, including borrowings under its revolving credit facility of $228.9 million. Liquidity was $140.8 million as of March 5, 2021, including cash and $120.7 million available under the Company's revolving credit facility.
Penn Virginia does not expect to be required to undergo a borrowing base redetermination in Spring 2021.

Exhibit 99.1

2021 Outlook
The table below sets forth the Company's operational and financial guidance:

	1Q 2021	4Q 2021	2021

Oil Sales Volumes (BOPD)	15,400 - 16,200	18,700 - 20,700	17,200 - 19,000

Realized Price Differentials
Oil (WTI, per barrel)	$(2.50) - $(1.50)		$(2.50) - $(1.50)
Natural gas (Henry Hub, per MMBtu)	$(0.10) - $0.10		$(0.10) - $0.10

Direct Operating Expenses
Lease operating expenses (per BOE)	$4.70 - $4.90		$4.75 - $5.05
GPT expenses (per BOE)	$2.65 - $2.95		$2.35 - $2.65
Ad valorem and production taxes (percent of product revenue)	6.3% - 6.8%		6.3% - 6.8%
Adjusted Cash G&A expenses (per BOE)(7)	$3.65 - $3.95		$2.85 - $3.15

Capital Expenditures (millions)
Drilling & Completion	$55 - $63		$205 - $235
Land, Facilities and other	$1		$5
Note: First quarter 2021 sales guidance reflects approximately 120,000 barrels of oil production that was shut-in or constrained due to winter storm Uri. The Company’s outlook is based on maintaining a 2-rig development program. However, Penn Virginia will closely monitor commodity prices and the service cost environment to ensure the capital program generates robust returns.
Acreage
As of March 5, 2021, the Company had approximately 102,100 gross (90,100 net) acres. Approximately 92% of Penn Virginia's acreage is held by production.
Fourth Quarter and Full-Year 2020 Conference Call
A conference call and webcast discussing the fourth quarter and year-end 2020 financial and operational results are scheduled for Tuesday, March 9, 2021 at 11:00 a.m. ET. Prepared remarks will be followed by a question and answer period. Investors and analysts may participate via phone by dialing (844) 707-6931 (international: (412) 317-9248) five to 10 minutes before the scheduled start time, or via webcast by logging on to the Company's website, www.pennvirginia.com, at least 15 minutes prior to the scheduled start time to download supporting materials and install any necessary audio software.
An on-demand replay of the webcast will be available on the Company's website beginning shortly after the webcast. The replay will also be available from March 9, 2021, through March 15, 2021, by dialing (877) 344-7529 (international (412) 317-0088) and entering the passcode 10152095.
Juniper Transactions
On January 15, 2021, Penn Virginia closed on its previously announced transactions with certain affiliates of Juniper whereby such affiliates contributed $150 million of cash and certain oil and gas assets to the Company in exchange for equity representing approximately 60% of the total voting power and economic interest in the Company.
About Penn Virginia Corporation
Penn Virginia Corporation is a pure-play independent oil and gas company engaged in the development and production of oil, NGLs, and natural gas, with operations in the Eagle Ford shale in south Texas. For more information, please visit our website at www.pennvirginia.com. The information on the Company's website is not part of this release.
Cautionary Statements Regarding Reserves
The estimates and guidance presented in this release are based on assumptions of capital expenditure levels, prices for oil, natural gas, and NGLs, current indications of supply and demand for oil, well results, and operating costs. The guidance provided in this release does not constitute any form of guarantee or assurance that the matters indicated will be achieved. While we believe these estimates and the assumptions on which they are based are reasonable, they are inherently uncertain and are subject to, among other things, significant business, economic, operational and regulatory risks and uncertainties and are

Exhibit 99.1
subject to material revision. Actual results may differ materially from estimates and guidance. Please read the "Forward-Looking Statements" section below, as well as "Risk Factors" in our Annual Report on Form 10-K.
Forward-Looking Statements
This communication contains certain "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical facts are forward-looking statements, and such statements include, words such as "anticipate," "guidance," "assumptions," "projects," "forward," "estimates," "outlook," "expects," "continues," "intends," "plans," "believes," "forecast," "future," "potential," "may," "foresee," "possible," "should," "would," "could" and variations of such words or similar expressions, including the negative thereof, to identify forward-looking statements. Because such statements include assumptions, risks, uncertainties, and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: risks related to the recently completed transactions with Juniper and its affiliates, including the risk that the benefits of the transactions may not be fully realized or may take longer to realize than expected, and that management attention will be diverted to transaction-related issues; risks related to potential and completed acquisitions, including related costs and our ability to realize their expected benefits; the decline in, sustained market uncertainty of, and volatility of commodity prices for crude oil, natural gas liquids, or NGLs, and natural gas, including the recent dramatic decline of such prices; the impact of the COVID-19 pandemic, including reduced demand for oil and natural gas, economic slowdown, governmental actions, stay-at-home orders, interruptions to our operations or our customer’s operations; risks related to and the impact of actual or anticipated other world health events; our ability to satisfy our short-term and long-term liquidity needs, including our ability to generate sufficient cash flows from operations or to obtain adequate financing, including access to the capital markets, to fund our capital expenditures and meet working capital needs; our ability to access capital, including through lending arrangements and the capital markets, as and when desired; negative events or publicity adversely affecting our ability to maintain our relationships with our suppliers, service providers, customers, employees, and other third parties; plans, objectives, expectations and intentions contained in this communication that are not historical; our ability to execute our business plan in volatile and depressed commodity price environments; our ability to develop, explore for, acquire and replace oil and gas reserves and sustain production; changes to our drilling and development program our ability to generate profits or achieve targeted reserves in our development and exploratory drilling and well operations; our ability to meet guidance, market expectations and internal projections, including type curves; any impairments, write-downs or write-offs of our reserves or assets; the projected demand for and supply of oil, NGLs and natural gas; our ability to contract for drilling rigs, frac crews, materials, supplies and services at reasonable costs; our ability to renew or replace expiring contracts on acceptable terms; our ability to obtain adequate pipeline transportation capacity or other transportation for our oil and gas production at reasonable cost and to sell our production at, or at reasonable discounts to, market prices; the uncertainties inherent in projecting future rates of production for our wells and the extent to which actual production differs from that estimated in our proved oil and gas reserves; use of new techniques in our development, including choke management and longer laterals; drilling, completion and operating risks, including adverse impacts associated with well spacing and a high concentration of activity; our ability to compete effectively against other oil and gas companies; leasehold terms expiring before production can be established and our ability to replace expired leases; environmental obligations, costs and liabilities that are not covered by an effective indemnity or insurance; the timing of receipt of necessary regulatory permits; the effect of commodity and financial derivative arrangements with other parties, and counterparty risk related to the ability of these parties to meet their future obligations; the occurrence of unusual weather or operating conditions, including force majeure events; our ability to retain or attract senior management and key employees; our reliance on a limited number of customers and a particular region for substantially all of our revenues and production; compliance with and changes in governmental regulations or enforcement practices, especially with respect to environmental, health and safety matters; physical, electronic and cybersecurity breaches; uncertainties relating to general domestic and international economic and political conditions; the impact and costs associated with litigation or other legal matters; sustainability initiatives; and other risks set forth in our filings with the SEC, including our most recent Annual Report on Form 10-K. Additional information concerning these and other factors can be found in our press releases and public filings with the SEC. Many of the factors that will determine our future results are beyond the ability of management to control or predict. In addition, readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof. The statements in this communication speak only as of the date of the communication. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law.
Footnotes
(1)Free cash flow is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this release.
(2)Adjusted net income is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this release.
(3)Adjusted EBITDAX is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this release.
(4)PV-10 Value is a non-GAAP measure reconciled to Standardized Measure at the end of this release.
(5)Total cash direct operating expenses is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this release.
(6)Adjusted cash G&A expense is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this release.
(7)Does not include $4.2 million of Juniper Transaction expenses.

Exhibit 99.1
PENN VIRGINIA CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
and SELECTED OPERATING STATISTICS - unaudited
(in thousands, except per share, production and price data)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2020	2020	2019	2020	2019
Revenues
Crude oil	$61,009	$63,227	$115,252	$251,741	$434,713
Natural gas liquids (NGLs)	2,653	2,824	3,993	8,948	16,589
Natural gas	2,830	2,563	3,951	10,103	17,733
Total product revenues	66,492	68,614	123,196	270,792	469,035
Gain (losses) on sales of assets, net	4	—	(113)	18	5
Other revenues, net	500	797	834	2,458	2,176
Total revenues	66,996	69,411	123,917	273,268	471,216
Operating expenses
Lease operating	9,562	8,275	9,854	37,463	43,088
Gathering, processing and transportation	5,253	5,760	6,260	22,050	23,197
Production and ad valorem taxes	3,467	4,368	7,385	16,619	28,057
General and administrative	9,286	7,810	4,330	30,505	21,402
Total cash direct operating expenses	27,568	26,213	27,829	106,637	115,744
Share-based compensation - equity classified awards	702	775	981	3,284	4,082
Depreciation, depletion and amortization	25,782	37,038	44,882	140,673	174,569
Impairments of oil and gas properties	120,351	235,989	—	391,849	—
Total operating expenses	174,403	300,015	73,692	642,443	294,395
Operating income (loss)	(107,407)	(230,604)	50,225	(369,175)	176,821
Other income (expense)
Interest expense, net	(7,044)	(7,497)	(8,541)	(31,257)	(35,811)
Derivatives	(21,457)	(6,891)	(37,965)	88,422	(68,131)
Other, net	(808)	21	(19)	(850)	(153)
Income (loss) before income taxes	(136,716)	(244,971)	3,700	(312,860)	72,726
Income tax benefit (expense)	1,193	1,558	(401)	2,303	(2,137)
Net income (loss)	$(135,523)	$(243,413)	$3,299	$(310,557)	$70,589

Net income (loss) per share:
Basic	$(8.92)	$(16.03)	$0.22	$(20.46)	$4.67
Diluted	$(8.92)	$(16.03)	$0.22	$(20.46)	$4.67

Weighted average shares outstanding:
Basic	15,200	15,183	15,126	15,176	15,110
Diluted	15,200	15,183	15,131	15,176	15,126

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2020	2020	2019	2020	2019
Sales Volumes
Crude oil (MBbls)	1,538	1,691	2,043	6,829	7,453
NGLs (MBbls)	248	307	372	1,165	1,491
Natural gas (MMcf)	1,154	1,421	1,690	5,360	7,067
Total (MBOE)	1,978	2,235	2,697	8,887	10,121
Average sales volumes (BOEPD)	21,502	24,295	29,312	24,281	27,730

Prices
Crude oil ($ per Bbl)	$39.66	$37.39	$56.40	$36.86	$58.33
NGLs ($ per Bbl)	$10.71	$9.20	$10.74	$7.68	$11.13
Natural gas ($ per Mcf)	$2.45	$1.80	$2.34	$1.88	$2.51
Aggregate ($ per BOE)	$33.61	$30.70	$45.68	$30.47	$46.34

Prices - Adjusted for derivative settlements
Crude oil ($ per Bbl)	$48.84	$48.28	$55.70	$50.55	$56.92
Natural gas ($ per Mcf)	$1.95	$1.88	$2.34	$1.88	$2.51
Aggregate ($ per BOE)	$40.46	$38.99	$45.22	$40.98	$45.30

Exhibit 99.1
PENN VIRGINIA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS - unaudited
(in thousands)

	December 31,
	2020	2019
Assets
Current assets	$153,420	$88,339
Net property and equipment	723,549	1,120,425
Other noncurrent assets	30,357	9,474
Total assets	$907,326	$1,218,238

Liabilities and shareholders' equity
Current liabilities	$148,195	$129,274
Other noncurrent liabilities	36,796	13,191
Total long-term debt, net	509,497	555,028
Total shareholders' equity	212,838	520,745
Total liabilities and shareholders' equity	$907,326	$1,218,238
PENN VIRGINIA CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS - unaudited
(in thousands)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2020	2020	2019	2020	2019
Cash flows from operating activities
Net income (loss)	$(135,523)	$(243,413)	$3,299	$(310,557)	$70,589
Adjustments to reconcile net income (loss) to
net cash provided by operating activities:
Depreciation, depletion and amortization	25,782	37,038	44,882	140,673	174,569
Impairments of oil and gas properties	120,351	235,989	—	391,849	—
Derivative contracts:
Net losses (gains)	21,457	6,891	37,965	(88,422)	68,131
Cash settlements and premiums received (paid), net	12,792	6,418	194	78,087	(4,136)
Deferred income tax (benefit) expense	(1,393)	(1,565)	401	(1,424)	3,373
Loss (gain) on sales of assets, net	(4)	—	113	(18)	(5)
Non-cash interest expense	814	799	810	4,150	3,354
Share-based compensation (equity-classified)	702	775	981	3,284	4,082
Other, net	8	9	13	31	52
Changes in operating assets and liabilities	(12,931)	17,887	(12,677)	4,125	185
Net cash provided by operating activities	32,055	60,828	75,981	221,778	320,194
Cash flows from investing activities
Acquisitions, net	—	—	(560)	—	(6,516)
Capital expenditures	(29,555)	(26,183)	(71,010)	(168,565)	(362,743)
Proceeds from sales of assets, net	4	—	—	87	215
Net cash used in investing activities	(29,551)	(26,183)	(71,570)	(168,478)	(369,044)
Cash flows from financing activities
Proceeds from credit facility borrowings	—	5,000	14,000	51,000	76,400
Repayment of credit facility borrowings	(10,000)	(40,000)	(22,000)	(99,000)	(35,000)
Debt issuance costs paid	—	(6)	—	(78)	(2,616)
Other, net	—	(1,068)	—	—	—
Net cash provided by (used in) financing activities	(10,000)	(36,074)	(8,000)	(48,078)	38,784
Net increase (decrease) in cash and cash equivalents	(7,496)	(1,429)	(3,589)	5,222	(10,066)
Cash and cash equivalents - beginning of period	20,516	21,945	11,387	7,798	17,864
Cash and cash equivalents - end of period	$13,020	$20,516	$7,798	$13,020	$7,798

Exhibit 99.1
PENN VIRGINIA CORPORATION
CERTAIN NON-GAAP FINANCIAL MEASURES - unaudited

Readers are reminded that non-GAAP measures are merely a supplement to, and not a replacement for, or superior to financial measures prepared according to GAAP. They should be evaluated in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

Special Note About Presentation
Effective with our reporting for the period ended September 30, 2020, and for future periods, the Company is changing the manner in which settlements from interest rate swap derivatives are presented in the Non-GAAP financial measure “Adjusted EBITDAX.” Previously, our presentation of such interest rate swap settlements were commingled with commodity derivative settlements in the caption titled “Realized settlements, net.” Because these interest rate swap derivative financial instruments represent hedges of the interest expense attributable to our variable-rate debt instruments, we believe that the related gain or loss on our Consolidated Statements of Operations should be treated similarly to the exclusion of interest expense in the determination of “Adjusted EBITDAX.” In order to mitigate the potential for any confusion and to align our reporting with what we believe to be the dominant presentation methodology regarding such Non-GAAP financial metrics in our industry, which is also consistent with the treatment afforded such derivative financial instruments in our debt agreements, we will not adjust for the effect of the settlements in our Non-GAAP financial measure “Adjusted EBITDAX”. We have applied the aforementioned presentation methodology to all prior periods presented herein.
Effective with our reporting for the period ended March 31, 2020, and for future periods, the Company is changing the manner in which settlements from derivatives are presented in the Non-GAAP financial measures “Adjusted net income” and “Adjusted EBITDAX.” Previously, our presentations of such settlements were based upon the actual amount of cash paid or received during the periods presented. Because derivative financial instruments settle in cash during the month immediately following the month for which the underlying production is hedged, there exists a potential for confusion regarding our actual derivative-adjusted financial performance in the reporting period. In order to mitigate the potential for any confusion and to align our reporting with what we believe to be the dominant presentation methodology regarding such Non-GAAP financial metrics in our industry, we will present our oil derivative settlements in our Non-GAAP financial measures “Adjusted net income” and “Adjusted EBITDAX” on a realized basis whereby such settlements are matched to the periods for which the underlying production is hedged. We have applied the aforementioned presentation methodology to all prior periods presented herein.

Exhibit 99.1
Reconciliation of GAAP “Net income (loss)” to Non-GAAP “Adjusted net income”
Adjusted net income is a non-GAAP financial measure that represents net income (loss) adjusted to include net realized settlements of derivatives and exclude the effects of non-cash changes in the fair value of derivatives, impairments of oil and gas properties, net gains and losses on the sales of assets, acquisition, divestiture and strategic transaction costs, organizational restructuring, including severance, other net items and the income tax effect of these adjustments. We believe that Non-GAAP adjusted net income and non-GAAP adjusted net income per share amounts provide meaningful supplemental information regarding our operational performance. This information facilitates management’s internal comparisons to the Company’s historical operating results as well as to the operating results of our competitors. Since management finds this measure to be useful, the Company believes that our investors can benefit by evaluating both non-GAAP and GAAP results. Adjusted net income is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to net income (loss).

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2020	2020	2019	2020	2019
	(in thousands, except per share amounts)
Net income (loss)	$(135,523)	$(243,413)	$3,299	$(310,557)	$70,589
Adjustments for derivatives:
Net losses (gains)	21,457	6,891	37,965	(88,422)	68,131
Realized settlements, net	12,613	17,623	(1,440)	91,220	(10,501)
Impairments of oil and gas properties	120,351	235,989	—	391,849	—
Loss (gain) on sales of assets, net	(4)	—	113	(18)	(5)
Acquisition, divestiture and strategic transaction costs	4,448	525	—	4,973	800
Organizational restructuring, including severance	74	1,372	—	1,446	—
Other, net	—	—	4	—	232
Income tax effect of adjustments	(1,386)	(1,669)	—	(2,952)	—
Adjusted net income	$22,030	$17,318	$39,941	$87,539	$129,246

Net income (loss), per diluted share	$(8.92)	$(16.03)	$0.22	$(20.46)	$4.67
Adjusted net income, per diluted share	$1.43	$1.14	$2.60	$5.71	$8.54

Exhibit 99.1
Reconciliation of GAAP “Net income (loss)” to Non-GAAP “Adjusted EBITDAX”
Adjusted EBITDAX represents net income (loss) before interest expense, income taxes, impairments of oil and gas properties, depreciation, depletion and amortization expense and share-based compensation expense, further adjusted to include the net commodity realized settlements of derivatives and exclude the effects of gains and losses on sales of assets, non-cash changes in the fair value of derivatives, and special items including acquisition, divestiture and strategic transaction costs, and organizational restructuring, including severance and other items. We believe this presentation is commonly used by investors and professional research analysts for the valuation, comparison, rating, investment recommendations of companies within the oil and gas exploration and production industry. We use this information for comparative purposes within our industry. Adjusted EBITDAX is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to net income (loss). Adjusted EBITDAX as defined by Penn Virginia may not be comparable to similarly titled measures used by other companies and should be considered in conjunction with net income (loss) and other measures prepared in accordance with GAAP, such as operating income or cash flows from operating activities. Adjusted EBITDAX should not be considered in isolation or as a substitute for an analysis of Penn Virginia’s results as reported under GAAP.

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2020	2020	2019	2020	2019
	(in thousands, except per unit amounts)
Net income (loss)	$(135,523)	$(243,413)	$3,299	$(310,557)	$70,589
Adjustments to reconcile to Adjusted EBITDAX:
Interest expense, net	7,044	7,497	8,541	31,257	35,811
Income tax (benefit) expense	(1,193)	(1,558)	401	(2,303)	2,137
Impairment of oil and gas properties	120,351	235,989	—	391,849	—
Depreciation, depletion and amortization	25,782	37,038	44,882	140,673	174,569
Share-based compensation expense (equity-classified)	702	775	981	3,284	4,082
(Gain) loss on sales of assets, net	(4)	—	113	(18)	(5)
Adjustments for derivatives:
Net losses (gains)	21,457	6,891	37,965	(88,422)	68,131
Realized commodity settlements, net	13,536	18,542	(1,440)	93,430	(10,501)
Adjustment for special items:
Acquisition, divestiture and strategic transaction costs	4,448	525	—	4,973	800
Organizational restructuring, including severance	74	1,372	—	1,446	—
Other, net	—	—	4	—	232
Adjusted EBITDAX	$56,674	$63,658	$94,746	$265,612	$345,845

Net income per BOE	$(68.51)	$(108.90)	$1.22	$(34.95)	$6.97

Adjusted EBITDAX per BOE	$28.65	$28.48	$35.13	$29.89	$34.17

Exhibit 99.1
Reconciliation of GAAP “Operating expenses” to Non-GAAP “Adjusted direct operating expenses and Adjusted direct operating expenses per BOE”
Adjusted direct operating expenses and adjusted direct operating expenses per BOE are supplemental non-GAAP financial measure that exclude certain non-recurring expenses and non-cash expenses. We believe that the non-GAAP measure of Adjusted total direct operating expense per BOE is useful to investors because it provides readers with a meaningful measure of our cost profile and provides for greater comparability period-over-period.

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2020	2020	2019	2020	2019
	(in thousands, except per unit amounts)
Operating expenses - GAAP	$174,403	$300,015	$73,692	$642,443	$294,395
Less:
Share-based compensation - equity-classified awards	(702)	(775)	(981)	(3,284)	(4,082)
Impairment of oil and gas properties	(120,351)	(235,989)	—	(391,849)	—
Depreciation, depletion and amortization	(25,782)	(37,038)	(44,882)	(140,673)	(174,569)
Total cash direct operating expenses	27,568	26,213	27,829	106,637	115,744
Significant special charges:
Acquisition, divestiture and strategic transaction costs	(4,448)	(525)	—	(4,973)	(800)
Organizational restructuring, including severance	(74)	(1,372)	—	(1,446)	—
Non-GAAP Adjusted direct operating expenses	$23,046	$24,316	$27,829	$100,218	$114,944

Total cash direct operating expenses per BOE	$13.94	$11.73	$10.32	$12.00	$11.44

Operating expenses per BOE	$88.17	$134.22	$27.33	$72.29	$29.09

Non-GAAP Adjusted direct operating expenses per BOE	$11.65	$10.88	$10.32	$11.28	$11.36

Reconciliation of GAAP “General and administrative expenses” to Non-GAAP “Adjusted cash general and administrative expenses”
Adjusted cash general and administrative expenses is a supplemental non-GAAP financial measure that excludes certain non-recurring expenses and non-cash share-based compensation expense. We believe that the non-GAAP measure of Adjusted cash general and administrative expenses is useful to investors because it provides readers with a meaningful measure of our recurring G&A expense and provides for greater comparability period-over-period.

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2020	2020	2019	2020	2019
	(in thousands, except per unit amounts)
General and administrative expenses - direct	$9,286	$7,810	$4,330	$30,505	$21,402
Share-based compensation - equity-classified awards	702	775	981	3,284	4,082
GAAP General and administrative expenses	9,988	8,585	5,311	33,789	25,484
Less: Share-based compensation - equity-classified awards	(702)	(775)	(981)	(3,284)	(4,082)
Significant special charges:
Acquisition, divestiture and strategic transaction costs	(4,448)	(525)	—	(4,973)	(800)
Organizational restructuring, including severance	(74)	(1,372)	—	(1,446)	—
Adjusted cash-based general and administrative expenses	$4,764	$5,913	$4,330	$24,086	$20,602

GAAP General and administrative expenses per BOE	$5.05	$3.84	$1.97	$3.80	$2.52
Adjusted cash general and administrative expenses per BOE	$2.41	$2.65	$1.61	$2.71	$2.04

Exhibit 99.1
Reconciliation of GAAP “Standardized Measure of Discounted Future Net Cash Flows” to Non-GAAP “PV-10”
Non-GAAP PV-10 value is the estimated future net cash flows from estimated proved reserves discounted at an annual rate of 10 percent before giving effect to income taxes. The standardized measure of discounted future net cash flows is the after-tax estimated future cash flows from estimated proved reserves discounted at an annual rate of 10 percent, determined in accordance with GAAP. We use non-GAAP PV-10 value as one measure of the value of our estimated proved reserves and to compare relative values of proved reserves amount exploration and production companies without regard to income taxes. We believe that securities analysts and rating agencies use PV-10 value in similar ways. Our management believes PV-10 value is a useful measure for comparison of proved reserve values among companies because, unlike standardized measure, it excludes future income taxes that often depend principally on the characteristics of the owner of the reserves rather than on the nature, location and quality of the reserves themselves.

	December 31,
	2020	2019
	(in thousands)
Standardized measure of future discounted cash flows	$650,290	$1,488,882
Present value of future income taxes discounted at 10%	7,256	111,214
PV-10	$657,546	$1,600,096

Reconciliation of SEC PV-10 and Adjusted PV-10 (non-GAAP) - Proved developed reserves (Pro Forma for Juniper Transaction)

December 31,
2020
(in thousands)
Standardized measure of future discounted cash flows (total proved reserves)	$650,290
Less: Future discounted cash flows attributable to proved undeveloped reserves	(170,528)
Standardized measure of future discounted cash flows (proved developed reserves)	$479,762
Add: Present value of future income taxes attributable to proved developed reserves discounted at 10%	5,353
PV-10 of proved developed reserves	$485,115
Add: Adjustment using flat pricing of $55/BBL WTI, $2.50/MMbtu and NGLs as 23% of WTI and pro forma for Juniper transaction PD reserves. Differentials of $(2.00) off WTI and ($0.20) off natural gas.	349,228
Adjusted PV-10 of proved developed reserves adjusted for pricing and differentials	$834,343

Reconciliation of PV-10 and Adjusted PV-10 (non-GAAP) - Total proved reserves (Pro Forma for Juniper Transaction)

December 31,
2020
(in thousands)
Standardized measure of future discounted cash flows (total proved reserves)	$650,290
Present value of future income taxes discounted at 10%	7,256
PV-10 of total proved reserves	$657,546
Add: Adjustment using flat pricing of $55/BBL WTI, $2.50/MMbtu and NGLs as 23% of WTI and pro forma for Juniper transaction total proved reserves. Differentials of $(2.00) off WTI and ($0.20) off natural gas.	889,180
Adjusted PV-10 of total proved reserves adjusted for pricing and differentials and pro forma for Juniper	$1,546,726

Exhibit 99.1
Definition and Explanation of Free Cash Flow
Free Cash Flow is a non-GAAP financial measure that management believes illustrates our ability to generate cash flows from our business that are available to be returned to our providers of financing capital represented primarily by our debt holders as we do not currently have a dividend or share repurchase program. Free Cash Flow is defined as net cash provided by operating activities less net cash used in investing activities and debt issuance costs paid. We present Free Cash Flow as the excess (deficiency) of discretionary cash flow over Capital additions, net. Discretionary cash flow is defined as Adjusted EBITDAX (non-GAAP measure defined and reconciled to GAAP net income above) less interest expense, adjustments for income taxes refunded, debt issue costs and changes for working capital and other, net. Capital additions represent our committed capital expenditure and acquisition transactions, net of any proceeds from the sales or disposition of assets. We believe Free Cash Flow is commonly used by investors and professional research analysts for the valuation, comparison, rating, investment recommendations of companies in many industries. Free Cash Flow should be considered as a supplement to net income as a measure of performance and net cash provided by operating activities as a measure of our liquidity.

	Three Months Ended	Twelve Months Ended
	December 31, 2020	December 31, 2020
	(in thousands)
GAAP Net cash provided by operating activities	$32,055	$221,778
GAAP Net cash used in investing activities	(29,551)	(168,478)
Debt issuance costs paid	—	(78)
Non-GAAP Free Cash Flow	$2,504	$53,222

Adjusted EBITDAX, as reported	$56,674	$265,612
Interest expense, as reported, less non-cash interest	(6,907)	(29,851)
Income taxes refunded	—	2,471
Debt issues costs paid	—	(78)
Working capital and other, net	(14,639)	(54,411)
Discretionary cash flows	35,128	183,743

Capital expenditures, as reported	(32,627)	(130,608)
Proceeds from asset sales	3	87
Capital additions, net	(32,624)	(130,521)
Non-GAAP Free Cash Flow	$2,504	$53,222

Net debt at beginning of period	$503,884	554,602
Less: Net debt at end of period	(501,380)	(501,380)
Non-GAAP Free Cash Flow	$2,504	$53,222

Exhibit 99.1
Net Debt
Net debt, excluding unamortized discount and debt issuance costs is a non-GAAP financial measure that is defined as total principal amount of long-term debt less cash and cash equivalents. The most comparable financial measure to net debt, excluding unamortized discount and debt issuance costs under GAAP is principal amount of long-term debt. Net debt is used by management as a measure of our financial leverage. Net debt, excluding unamortized discount and debt issuance costs should not be used by investors or others as the sole basis in formulating investment decisions as it does not represent the Company’s actual GAAP indebtedness.

	December 31, 2020	September 30, 2020	December 31, 2019
	(in thousands)
Credit Facility	$314,400	$324,400	$362,400
Second lien term loan, excluding unamortized discount and issue costs	200,000	200,000	200,000
Cash and cash equivalents	(13,020)	(20,516)	(7,798)
Net Debt	$501,380	$503,884	$554,602

Contact
Clay Jeansonne
Investor Relations
Ph: (713) 722-6540
E-Mail: invest@pennvirginia.com